CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com
InvenTrust Properties Corp. Reports 2024 Second Quarter Results
DOWNERS GROVE, IL – July 31, 2024 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended June 30, 2024. For the three months ended June 30, 2024 and 2023, the Company reported Net Income of $1.5 million, or $0.02 per diluted share, and $2.1 million, or $0.03 per diluted share, respectively.
Second Quarter 2024 Highlights:
•Nareit FFO of $0.44 per diluted share
•Core FFO of $0.43 per diluted share
•Same Property Net Operating Income (“NOI”) growth of 2.6%
•Leased Occupancy as of June 30, 2024 of 96.4%
•Executed 60 leases totaling approximately 445,000 square feet of GLA, of which 330,000 square feet was executed at a blended comparable lease spread of 10.3%
•Acquired Moores Mill, a 70,000 square foot neighborhood center anchored by Publix in Atlanta, Georgia
•Acquired Maguire Groves, a 33,000 square foot neighborhood center immediately adjacent to Plantation Grove, a Publix anchored neighborhood center owned by InvenTrust, in the Orlando - Kissimmee, Florida market
•Published the Company’s annual 2023 Environmental, Social & Governance Report
“The positive fundamentals within InvenTrust’s portfolio continued in the second quarter of 2024, generating strong Same-Property NOI and healthy leasing spreads,” Daniel (DJ) Busch, President and CEO of InvenTrust stated. “Based on our outperformance during the first half of the year, we are increasing our Same Property NOI guidance by 75 basis points at the midpoint. And with our flexible balance sheet, we continue to make conservative and disciplined capital allocation decisions as we selectively acquire additional assets in the Sun Belt.”
NET INCOME
•Net Income for the three months ended June 30, 2024 was $1.5 million, or $0.02 per diluted share, compared to Net Income of $2.1 million, or $0.03 per diluted share, for the same period in 2023.
•Net Income for the six months ended June 30, 2024 was $4.4 million, or $0.06 per diluted share, compared to Net Income of $3.2 million, or $0.05 per diluted share, for the same period in 2023.
NAREIT FFO
•Nareit FFO for the three months ended June 30, 2024 was $30.1 million, or $0.44 per diluted share, compared to $29.2 million, or $0.43 per diluted share, for the same period in 2023.
•Nareit FFO for the six months ended June 30, 2024 was $60.9 million, or $0.89 per diluted share, compared to $57.2 million, or $0.84 per diluted share, for the same period in 2023.
CORE FFO
•Core FFO for the three months ended June 30, 2024 and 2023 was $29.1 million, or $0.43 per diluted share.
•Core FFO for the six months ended June 30, 2024 was $59.1 million, or $0.87 per diluted share, compared to $56.4 million, or $0.83 per diluted share, for the same period in 2023.

1 Press Release - Quarter Ended June 30, 2024

SAME PROPERTY NOI
•Same Property NOI for the three months ended June 30, 2024 was $44.8 million, a 2.6% increase, compared to the same period in 2023.
•Same Property NOI for the six months ended June 30, 2024 was $82.6 million, a 3.3% increase, compared to the same period in 2023.
DIVIDEND
•For the quarter ended June 30, 2024, the Board of Directors declared a quarterly cash distribution of $0.2263 per share, paid on July 15, 2024.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of June 30, 2024, the Company’s Leased Occupancy was 96.4%.
◦Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 99.1% and Small Shop Leased Occupancy was 91.7%. Anchor Leased Occupancy increased 50 basis points, and Small Shop Leased Occupancy decreased 40 basis points, each on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 270 basis points, which equates to approximately $6.9 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the second quarter were 10.3%.
•Annualized Base Rent PSF (“ABR”) as of June 30, 2024 was $19.71, an increase of 2.8% compared to the same period in 2023. Anchor Tenant ABR PSF was $12.58 and Small Shop ABR PSF was $33.40 for the second quarter.
•On April 9, 2024, the Company acquired Moores Mill, a 70,000 square foot neighborhood center anchored by Publix in Atlanta, Georgia, for a gross acquisition price of $28.0 million. The Company used cash on hand to fund the acquisition.
•On June 13, 2024, the Company acquired Maguire Groves, a 33,000 square foot neighborhood center immediately adjacent to Plantation Grove, a Publix anchored neighborhood center owned by InvenTrust, in the Orlando - Kissimmee, Florida market, for a gross acquisition price of $16.1 million. The Company used cash on hand to fund the acquisition.
LIQUIDITY AND CAPITAL STRUCTURE
•On June 5, 2024, the Company extinguished the $7.3 million and $8.4 million pooled mortgages payable secured by Plantation Grove and Suncrest Village, respectively, with its available liquidity.
•InvenTrust had $384.1 million of total liquidity, as of June 30, 2024, comprised of $34.1 million of cash and cash equivalents and $350.0 million of availability under its Revolving Credit Facility.
•InvenTrust has $72.5 million of debt maturing in 2024 and $35.9 million of debt maturing in 2025, as of June 30, 2024.
•The Company's weighted average interest rate on its debt as of June 30, 2024 was 4.29% and the weighted average remaining term was 3.5 years.

2 Press Release - Quarter Ended June 30, 2024

2024 GUIDANCE
InvenTrust has updated its 2024 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Current (1) (2)			Previous
Net Income per diluted share	$0.08	—	$0.12	$0.06	—	$0.12
Nareit FFO per diluted share	$1.73	—	$1.77	$1.71	—	$1.77
Core FFO per diluted share (3)	$1.69	—	$1.73	$1.67	—	$1.71
Same Property NOI (“SPNOI”) Growth	3.50%	—	4.50%	2.75%	—	3.75%
General and administrative	$33,000	—	$34,250	$33,000	—	$34,250
Interest expense, net (4)	$35,750	—	$36,250	$35,000	—	$35,750
Net investment activity (5)	~ $75,000			~ $75,000
(1)The Company’s guidance excludes projections related to gains or losses on dispositions, gains or losses on debt transactions, and depreciation, amortization, and straight-line rent adjustments related to acquisitions.
(2)The Company’s guidance includes an expectation of uncollectibility, reflected as 25-75 basis points of expected total revenue.
(3)Core FFO per diluted share excludes amortization of market-lease intangibles and inducements, debt extinguishment charges, straight-line rent adjustments, depreciation and amortization of corporate assets, and non-operating income and expense.
(4)Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of approximately $1.5 million.
(5)Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing assumptions, the Company's guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table provides a reconciliation of the range of the Company's 2024 estimated net income per diluted share to estimated Nareit FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$0.08	$0.12
Depreciation and amortization related to investment properties	1.65	1.65
Nareit FFO per diluted share	1.73	1.77
Amortization of market-lease intangibles and inducements, net	(0.04)	(0.04)
Straight-line rent adjustments, net	(0.04)	(0.04)
Amortization of debt discounts and financing costs	0.04	0.04
Core FFO per diluted share	$1.69	$1.73

This press release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

EARNINGS CALL INFORMATION
Date:                Thursday, August 1, 2024
Time:                10:00 a.m. ET
Dial-in:                 (833) 470-1428 / Access Code: 875386
Webcast & Replay Link:     https://events.q4inc.com/attendee/799944739
A webcast replay will be available shortly after the conclusion of the presentation using the webcast link above.

3 Press Release - Quarter Ended June 30, 2024

Definitions
NON-GAAP FINANCIAL MEASURES
This Press Release includes certain financial measures and other terms that are not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) that management believes are helpful in understanding the Company’s business. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company's computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of the Company’s non-GAAP measures to the most directly comparable GAAP financials measures are included herein.
SAME PROPERTY NOI or SPNOI
Information provided on a same property basis includes the results of properties that were owned and operated for the entirety of both periods presented. NOI excludes general and administrative expenses, depreciation and amortization, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments such as amortization of market lease intangibles, amortization of lease incentives, and straight-line rent adjustments (“GAAP Rent Adjustments”). NOI from other investment properties includes adjustments for the Company's captive insurance company.
NAREIT FUNDS FROM OPERATIONS (NAREIT FFO) and CORE FFO
The Company’s non-GAAP measure of Nareit Funds from Operations ("Nareit FFO"), based on the National Association of Real Estate Investment Trusts ("Nareit") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for the Company’s unconsolidated joint venture are calculated to reflect the Company’s proportionate share of the joint venture's Nareit FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company’s operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within Nareit FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.
ADJUSTED EBITDA
The Company’s non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for the Company’s unconsolidated joint venture are calculated to reflect the Company’s proportionate share of the joint venture's Adjusted EBITDA on the same basis.
NET DEBT-TO-ADJUSTED EBITDA
Net Debt-to-Adjusted EBITDA is Net Debt divided by trailing twelve month Adjusted EBITDA.
FORMER JOINT VENTURE
On January 18, 2023, the Company acquired the four remaining retail properties from its unconsolidated joint venture, IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”), in which it held a 55% ownership share. In connection with the foregoing, IAGM adopted a liquidation plan on January 11, 2023. On December 15, 2023, IAGM was fully liquidated.

4 Press Release - Quarter Ended June 30, 2024

Financial Statements
Condensed Consolidated Balance Sheets
In thousands, except share amounts

	As of June 30	As of December 31
	2024	2023
Assets	(unaudited)
Investment properties
Land	$705,798	$694,668
Building and other improvements	2,013,451	1,956,117
Construction in progress	9,511	5,889
Total	2,728,760	2,656,674
Less accumulated depreciation	(495,211)	(461,352)
Net investment properties	2,233,549	2,195,322
Cash, cash equivalents and restricted cash	37,129	99,763
Intangible assets, net	111,647	114,485
Accounts and rents receivable	30,861	35,353
Deferred costs and other assets, net	46,889	42,408
Total assets	$2,460,075	$2,487,331

Liabilities
Debt, net	$812,217	$814,568
Accounts payable and accrued expenses	39,457	44,583
Distributions payable	15,370	14,594
Intangible liabilities, net	30,424	30,344
Other liabilities	27,034	29,198
Total liabilities	924,502	933,287
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,917,128 shares issued and outstanding as of June 30, 2024 and 67,807,831 shares issued and outstanding as of December 31, 2023	68	68
Additional paid-in capital	5,473,515	5,468,728
Distributions in excess of accumulated net income	(3,959,158)	(3,932,826)
Accumulated comprehensive income	21,148	18,074
Total stockholders' equity	1,535,573	1,554,044
Total liabilities and stockholders' equity	$2,460,075	$2,487,331

5 Press Release - Quarter Ended June 30, 2024

Financial Statements, continued
Condensed Consolidated Statements of Operations and Comprehensive Income
In thousands, except share and per share amounts, unaudited

	Three Months Ended June 30		Six Months Ended June 30
	2024	2023	2024	2023
Income
Lease income, net	$67,056	$64,268	$133,549	$129,098
Other property income	367	419	672	714
Other fee income	—	—	—	80
Total income	67,423	64,687	134,221	129,892

Operating expenses
Depreciation and amortization	28,790	28,263	56,958	55,021
Property operating	10,243	9,756	20,242	19,986
Real estate taxes	9,046	8,952	18,027	18,580
General and administrative	8,661	8,048	16,635	15,779
Total operating expenses	56,740	55,019	111,862	109,366

Other (expense) income
Interest expense, net	(9,640)	(9,377)	(19,274)	(18,886)
Gain on sale of investment properties	—	984	—	984
Equity in earnings (losses) of unconsolidated entities	—	149	—	(514)
Other income and expense, net	455	644	1,313	1,091
Total other (expense) income, net	(9,185)	(7,600)	(17,961)	(17,325)

Net income	$1,498	$2,068	$4,398	$3,201

Weighted-average common shares outstanding - basic	67,900,275	67,523,105	67,887,402	67,515,913
Weighted-average common shares outstanding - diluted	68,327,263	67,711,848	68,299,657	67,683,226

Net income per common share - basic	$0.02	$0.03	$0.06	$0.05
Net income per common share - diluted	$0.02	$0.03	$0.06	$0.05

Distributions declared per common share outstanding	$0.23	$0.22	$0.45	$0.43
Distributions paid per common share outstanding	$0.23	$0.22	$0.44	$0.42

Comprehensive income
Net income	$1,498	$2,068	$4,398	$3,201
Unrealized gain on derivatives, net	2,386	10,835	9,705	7,518
Reclassification to net income	(3,314)	(3,984)	(6,631)	(6,876)
Comprehensive income	$570	$8,919	$7,472	$3,843

6 Press Release - Quarter Ended June 30, 2024

Reconciliation of Non-GAAP Measures
In thousands

Same Property NOI

	Three Months Ended June 30		Six Months Ended June 30
	2024	2023	2024	2023
Income
Minimum base rent	$42,021	$41,294	$77,244	$75,824
Real estate tax recoveries	8,185	7,873	15,206	15,453
Common area maintenance, insurance, and other recoveries	7,820	7,461	14,377	13,478
Ground rent income	4,716	4,742	7,752	7,836
Short-term and other lease income	706	636	1,927	1,902
(Provision for) reversal of uncollectible billed rent and recoveries, net	(285)	(192)	(3)	142
Other property income	354	423	595	667
Total income	63,517	62,237	117,098	115,302

Operating Expenses
Property operating	9,810	9,684	17,867	18,167
Real estate taxes	8,935	8,917	16,623	17,198
Total operating expenses	18,745	18,601	34,490	35,365

Same Property NOI	$44,772	$43,636	$82,608	$79,937

Net Income to Same Property NOI

	Three Months Ended June 30		Six Months Ended June 30
	2024	2023	2024	2023
Net income	$1,498	$2,068	$4,398	$3,201
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(455)	(644)	(1,313)	(1,091)
Equity in (earnings) losses of unconsolidated entities	—	(149)	—	514
Interest expense, net	9,640	9,377	19,274	18,886
Gain on sale of investment properties	—	(984)	—	(984)
Depreciation and amortization	28,790	28,263	56,958	55,021
General and administrative	8,661	8,048	16,635	15,779
Other fee income	—	—	—	(80)
Adjustments to NOI (a)	(2,387)	(2,035)	(4,430)	(4,594)
NOI	45,747	43,944	91,522	86,652
NOI from other investment properties (b)	(975)	(308)	(8,914)	(6,715)
Same Property NOI	$44,772	$43,636	$82,608	$79,937
(a)Adjustments to NOI include lease termination income and expense and GAAP Rent Adjustments.
(b)The NOI of Maguire Groves is reflected as a component of NOI from other investment properties.

7 Press Release - Quarter Ended June 30, 2024

Reconciliation of Non-GAAP Measures, continued
in thousands, except share and per share amounts

Nareit FFO and Core FFO

The following table presents a reconciliation of Net Income to Nareit FFO and Core FFO Applicable to Common Shares and Dilutive Securities, and provides additional information related to its operations:

	Three Months Ended June 30		Six Months Ended June 30
	2024	2023	2024	2023
Net income	$1,498	$2,068	$4,398	$3,201
Depreciation and amortization related to investment properties	28,570	28,077	56,516	54,620
Gain on sale of investment properties	—	(984)	—	(984)
Unconsolidated joint venture adjustments (a)	—	—	—	342
Nareit FFO Applicable to Common Shares and Dilutive Securities	30,068	29,161	60,914	57,179
Amortization of market lease intangibles and inducements, net	(657)	(572)	(1,233)	(2,088)
Straight-line rent adjustments, net	(981)	(853)	(1,887)	(1,762)
Amortization of debt discounts and financing costs	600	1,265	1,175	2,119
Depreciation and amortization of corporate assets	220	186	442	401
Non-operating income and expense, net (b)	(116)	(129)	(296)	736
Unconsolidated joint venture adjustments (c)	—	(6)	—	(162)
Core FFO Applicable to Common Shares and Dilutive Securities	$29,134	$29,052	$59,115	$56,423

Weighted average common shares outstanding - basic	67,900,275	67,523,105	67,887,402	67,515,913
Dilutive effect of unvested restricted shares (d)	426,988	188,743	412,255	167,313
Weighted average common shares outstanding - diluted	68,327,263	67,711,848	68,299,657	67,683,226

Net income per diluted share	$0.02	$0.03	$0.06	$0.05
Nareit FFO per diluted share	$0.44	$0.43	$0.89	$0.84
Core FFO per diluted share	$0.43	$0.43	$0.87	$0.83
(a)Reflects the Company’s share of adjustments for IAGM's Nareit FFO on the same basis as InvenTrust.
(b)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income, and basis difference recognition arising from acquiring the four remaining properties of IAGM in 2023.
(c)Reflects the Company’s share of adjustments for IAGM's Core FFO on the same basis as InvenTrust.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP.

8 Press Release - Quarter Ended June 30, 2024

Reconciliation of Non-GAAP Measures, continued
In thousands

EBITDA and Adjusted EBITDA

The following table presents a reconciliation of Net Income to EBITDA and Adjusted EBITDA, and provides additional information related to its operations:

	Three Months Ended June 30		Six Months Ended June 30
	2024	2023	2024	2023
Net income	$1,498	$2,068	$4,398	$3,201
Interest expense, net	9,640	9,377	19,274	18,886
Income tax expense	132	134	265	260
Depreciation and amortization	28,790	28,263	56,958	55,021
Unconsolidated joint venture adjustments (a)	—	—	—	423
EBITDA	40,060	39,842	80,895	77,791
Gain on sale of investment properties	—	(984)	—	(984)
Amortization of market-lease intangibles and inducements, net	(657)	(572)	(1,233)	(2,088)
Straight-line rent adjustments, net	(981)	(853)	(1,887)	(1,762)
Non-operating income and expense, net (b)	(116)	(129)	(296)	736
Unconsolidated joint venture adjustments (c)	—	(6)	—	(178)
Adjusted EBITDA	$38,306	$37,298	$77,479	$73,515
(a)Reflects the Company's share of adjustments for IAGM's EBITDA on the same basis as InvenTrust.
(b)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income, and basis difference recognition arising from acquiring the four remaining properties of IAGM in 2023.
(c)Reflects the Company's share of adjustments for IAGM's Adjusted EBITDA on the same basis as InvenTrust.

Financial Leverage Ratios
Dollars in thousands

The following table presents the calculation of net debt and Net Debt-to-Adjusted EBITDA:

	As of June 30	As of December 31
	2024	2023
Net Debt:
Outstanding Debt, net	$812,217	$814,568
Less: Cash and cash equivalents	(34,070)	(96,385)
Net Debt	$778,147	$718,183

Net Debt-to-Adjusted EBITDA (trailing 12 months):
Net Debt	$778,147	$718,183
Adjusted EBITDA (trailing 12 months)	150,423	146,459
Net Debt-to-Adjusted EBITDA	5.2x	4.9x

9 Press Release - Quarter Ended June 30, 2024

About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under GAAP. The information provided in this press release is unaudited and includes non-GAAP measures (as discussed below), and there can be no assurance that the information will not vary from the final information in the Company's Form 10-Q for the quarter ended June 30, 2024. The Company may, but assumes no obligation to, update information in this press release.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about the Company's 2024 guidance or any updates to such guidance, our continued growth in Same Property NOI, the Company's flexible balance sheet, future capital allocation decisions and asset acquisitions, or regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” "continue," “likely,” “will,” “would,” "outlook," "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain.
The following factors, among others, could cause actual results, financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management's forward-looking statements and IVT's future results and financial condition, see the Risk Factors included in the Company's most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law.
IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties)), as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

10 Press Release - Quarter Ended June 30, 2024